Exhibit 99.1

Midland States Bancorp, Inc. receives expected notification of deficiency from Nasdaq related to delayed filing of Annual Report on Form 10-K

EFFINGHAM, IL, April 9, 2025 -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on April 3, 2025 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), as described more fully in the Company's Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2025. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock or depositary shares on the Nasdaq Global Select Market.

In accordance with Nasdaq’s listing rules, the Company has 60 calendar days after the Notice to submit a plan to regain compliance with the Listing Rule. Pursuant to the Notice, Nasdaq has the discretion to grant the Company up to 180 calendar days from the filing’s due date, or until September 29, 2025, to regain compliance. The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

As discussed in the Form 12b-25, the Company requires additional time and effort required to finalize its evaluation of the accounting and financial reporting of a third party lending and servicing arrangement, including obtaining third party documentation and analysis. Additionally, the Company is evaluating the impact related to its internal control over financial reporting. The Company expects to file the Form 10-K as soon as practicable.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations as to the anticipated timing of filing the Form 10-K, completion of the Company’s audit for fiscal year 2024, any impact on the Company’s previously reported financial results for the year ended December 31, 2024, and statements relating to the Company’s plan to regain compliance with Nasdaq’s listing rules, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected timing and results of the Company’s audit for fiscal year 2024; the risk that the completion and filing of the Form 10-K will take longer than expected; uncertainties about the timing of the Company’s submission of a compliance plan; Nasdaq’s acceptance of any such plan; the duration of any extension that may be granted by Nasdaq; and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2024, the Company had total assets of approximately $7.53 billion, and its Wealth Management Group had assets under administration of approximately $4.15 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.